REAL ESTATE LEASE

     This Lease Agreement (this "Lease") is made effective as of December 1st, 2000,
By and between ROBERTS INVESTMENTS ("LANDLORD"), and Digitec
Information Systems, A Wholly Owned Subsidiary of Triden
Telecom. ("Tenant") The parties agree as follows:

     1. Premises: Landlord, is consideration of the lease payments provided in this Agreement, leases to the Tenant, THE BUILDING AND PARKING LOT ("The Premises"), located at
       1610 POSEY LANE, SULPHUR SPRINGS, TEXAS 75482.

     2.   Terms:  The Lease term shall commence on December 1st,
       2000 and shall terminate on November 31st, 2010.


     3. Renewal Terms: This Lease shall automatically renew for an additional period of FIVE (5) Years per renewal term on the same terms and conditions as this Lease Agreement, unless either party gives written notice of the termination of the Lease no later than 60 days prior to the end of the initial term or renewal term.

     4.   Lease Payments:  Tenant shall pay to the Landlord.
       Lease payments shall be in the amount of Two Thousand Seven Hundred Fifty Dollars, ($2,750.00), payable in advance, on the 1st day of each month, beginning on December 1st, 2000, and will continue to be due and payable on the first of each month until November1st, 2010. Such payments shall be made to the landlord at ROBERTS INVESTMENTS, P.O. BOX 2071, SULPHUR SPRINGS, TEXAS 75483.

     5. Late Payments: Tenant shall also pay a late charge equal to 5% of the required monthly payment for each payment that is not paid within 10 days after the Due Date for such late payment.

     6. Possession: Tenant shall be entitled to possession on the 1st day of the term of this Lease, and shall yield possession to the Landlord on the last day of the term of this Lease, unless otherwise agreed by both parties in writing.

     7.   Use of Premises:  Tenant may use the Premises only IN
       ANY LEGAL BUSINESS ACTIVITY. The Premises may be used for any other purpose only with prior written consent of the Landlord.

 Remodeling or Structural Improvements: Tenant shall have the obligation to conduct any construction or remodeling (at Tenant's expense) that may be required to use the Premises as specified above, and may construct such fixtures on the premises (at Tenant's expense) that appropriately facilitate its

     8. use for such purposes. Such construction shall be undertaken and such fixtures may be erected only with the prior written consent of the Landlord, which shall not be unreasonably withheld. At the end of the Lease Term, Tenant shall be entitled to remove, or at the request of the Landlord, shall remove such fixtures, and shall restore the Premises (at Tenant's expense) to substantially the same condition of the Premises as at the commencement of this Lease Agreement.

     9. Maintenance: Tenant shall have the obligation to maintenance the Premises in good repair at all times.

     10. Access by landlord to Premises: Subject to Tenant's consent (which shall not be unreasonably withheld), Landlord shall have the right to enter the premises to make inspections, provide necessary services, or show the building to prospective buyers, mortgages, tenants or workmen. As provided by Law, in the case of an emergency, Landlord may enter the Premises without Tenant's consent.

     11. Utilities and Services: Tenant shall be responsible for all utilities and services in connection with the Premises.

     12. Property Insurance: Tenant shall maintain fire and casualty insurance on the Premises in an amount equal to $300,000.00. Landlord shall be named as an insured on such policies. Tenant shall deliver appropriate evidence to landlord as proof that adequate insurance in force. Landlord shall have the right to require that the Landlord receive notice of any termination of such insurance policies. Tenant shall also maintain any other insurance which landlord may reasonably require for the protection of Landlord's interest in the Premises.

     13. Liability Insurance: Tenant shall maintain public liability insurance with personal injury limits of at least $50,000.00 for injury to one person, and $1,000,000.00 for any one accident, and a limit of at lease $1,000,000.00 for damage to property. Tenant shall deliver appropriate evidence to Landlord as proof that adequate insurance is in force. Landlord shall have the right to require that the Landlord receive notice of any termination of such insurance policies.

     14. Indemnity Regarding Use of Premises: Tenant agrees to indemnify, hold harmless, and defend landlord from and against any and all losses, claims, liabilities, and expenses, including reasonable attorney fees, if any, which Landlord may suffer or incur in connection with Tenant's use of the Premises.

     15. Taxes: Taxes attributable to the premises or the use of the Premises shall be allocated as follows:

          a. Real Estate Taxes: Tenant shall pay all real estate taxes and assessments for the Premises.

          b. Personal Taxes: Tenant shall pay all personal taxes and any other charges which may be levied against the Premises and which are attributable to Tenant's of the Premises.

     16. Mechanics Liens: Neither the Tenant nor anyone claiming through the Tenant shall have the right to mechanics lien or any other kind of lien on the Premises and the filing of this Lease constitutes notice that such liens are invalid. Further, Tenant agrees to give actual advance notice to any contractors, subcontractors or suppliers of goods, labor, or services that such liens will not be valid.

     17. Defaults: Tenant shall be in default of this Lease, if Tenant fails to fulfill any Lease obligation or term by which Tenant bound. Subject to any governing provisions of law to the contrary, if Tenant fails to cure any financial obligation within 30 days (or any other obligation within 60 days after written notice of such default is provided by Landlord to Tenant, Landlord may take possession of the Premises without further notice, and without prejudicing landlord's rights to damages. In the alternative, Landlord may elect to cure any default and the cost of such action shall be added to Tenant's financial obligations under this Lease. Tenant shall pay all costs, damages, and expenses suffered by the Landlord by reason of the Tenant's defaults.

     18. Cumulative Rights: The rights of the parties under this Lease are cumulative, and shall not be construed as exclusive unless otherwise required by law.

     19. Subleasing: Tenant may not assign or sublease any interest in the Premises without the prior written consent of the landlord, which shall not be unreasonably withheld.

     20. Termination Upon Sale of Premises: Notwithstanding any other provision of this Lease, Landlords may terminate this Lease upon 90 days written notice to Tenant that the Premises have been sold.

     21. Notice: Notices under this Lease shall not b4e deemed valid unless given or served in writing and forwarded by mail, postage prepaid, addressed as follows:

               Landlord: James M. Roberts
                         Roberts Investments
                         P.O. Box 2071
                         Sulphur Springs, Texas 75483

                         Tenant:   Digitec Information Systems
                         A Wholly Owned Subsidiary of Triden Telecom
                         1610 Posey Lane
                         Sulphur Springs, Texas 75482

       Addresses may be changed from time to time by either party, providing written notice as set forth above.

     22. Entire Agreement/Amendment: This Lease Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Lease may be modified or amended in writing, if the writing is signed by the party obligated, under the amendment.

     23. Severability: If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Lease is invalid or unenforceable, but by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

     24. Subordination of Lease: This Lease is subordinate to any mortgage that now exists, or may be given later by Landlord, with respect to the Premises.


The parties hereby make this Lease Agreement effective by signing as shown below:


LANDLORD:
ROBERTS INVESTMENTS

By:/s/ James M. Roberts - Owner              .
     James M. Roberts - Owner


TENANT:
DIGITEC INFORMATION SYSTEMS, A WHOLLY OWNED SUBSIDIARY
OF  TRIDEN TELECOM

By: /s/ James M. Roberts

Title:  President

Signed and agreed to on this the 1st day of December, 2000.